Exhibit 99.1

2941 Fairview Park Drive
Suite 100
Falls Church, VA 22042-4513 www.generaldynamics.com	News
January 27, 2016
Contact: Lucy Ryan
Tel: 703 876 3631
lryan@generaldynamics.com

General Dynamics Reports Fourth-Quarter, Full-Year 2015 Results

•	Full-year operating earnings growth in every group

•	Operating margin in the quarter and full-year of 13.3%

•	Earnings from continuing operations up 3.7% to $764 million for the fourth quarter and 10.9% to $3 billion for 2015

•	Diluted EPS from continuing operations up 9.6% to $2.40 in the quarter and up 16% at $9.08 for 2015

•	Return on sales of 9.8% in the quarter and 9.4% for the year

FALLS CHURCH, Va. - General Dynamics (NYSE: GD) today reported fourth-quarter 2015 earnings from continuing operations of $764 million, a 3.7 percent increase over fourth-quarter 2014, on revenue of $7.8 billion. Diluted earnings per share from continuing operations were $2.40 compared to $2.19 in the year-ago quarter, a 9.6 percent increase.

Full-year Results
Full-year earnings from continuing operations rose to $3 billion from $2.7 billion in 2014, a 10.9 percent increase. Diluted earnings per share from continuing operations were up 16 percent at $9.08 compared to $7.83 in 2014. Revenue for 2015 was up 2 percent, to $31.5 billion.

“General Dynamics had another record-setting year of financial performance, with operating earnings, margins, earnings from continuing operations, EPS and return on sales at the highest levels in the company’s history,” said Phebe Novakovic, chairman and chief executive officer. “We have a healthy and stable backlog with the defense businesses executing on recent program wins, and Aerospace’s backlog is growing year-over-year reflecting strong order activity throughout 2015.

“Over the past 36 months, this management team has demonstrated the value of focusing on operations, managing the business for cash and earnings, and growing return on invested capital. The company’s accomplishments in 2015 illustrate the strength of our approach and support our commitment to disciplined growth.”

Revenue
Revenue for the fourth quarter of 2015 was $7.8 billion. For the full year of 2015, revenue was $31.5 billion, a 2 percent increase compared to 2014. The Aerospace and Marine Systems groups increased revenue in 2015, with Marine Systems growing by more than 9 percent.

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Margin
Company-wide operating margin for fourth-quarter and full-year 2015 was 13.3 percent. Margins grew 50 basis points over the fourth quarter of 2014 and 70 basis points for the full year, with expansion in Aerospace, Combat Systems and Information Systems and Technology during the year.

Cash
Net cash provided by operating activities for the full year totaled $2.5 billion. Free cash flow from operations, defined as net cash provided by operating activities less capital expenditures, was $1.9 billion for the year.

Backlog
General Dynamics’ total backlog at the end of 2015 was $66.1 billion. It was another strong quarter for the Aerospace group, with order activity in each of the Gulfstream products and across their global market. The estimated potential contract value, representing management’s estimate of value in unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options, was $24.5 billion. Total potential contract value, the sum of all backlog components, was $90.6 billion at the end of the year.

About General Dynamics
Headquartered in Falls Church, Virginia, General Dynamics is a global aerospace and defense company that offers a broad portfolio of products and services in business aviation; combat vehicles, weapons systems and munitions; C4ISR and IT solutions; and shipbuilding. More information is available at www.generaldynamics.com.

Certain statements made in this press release, including any statements as to future results of operations and financial projections, may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are based on management’s expectations, estimates, projections and assumptions. These statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. Therefore, actual future results and trends may differ materially from what is forecast in forward-looking statements due to a variety of factors. Additional information regarding these factors is contained in the company’s filings with the Securities and Exchange Commission, including, without limitation, its Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q.

All forward-looking statements speak only as of the date they were made. The company does not undertake any obligation to update or publicly release any revisions to any forward-looking statements to reflect events, circumstances or changes in expectations after the date of this press release.

WEBCAST INFORMATION: General Dynamics will webcast its fourth-quarter securities analyst conference call at 11:30 a.m. EST on Wednesday, January 27, 2016. The webcast will be a listen-only audio event, available at www.generaldynamics.com. An on-demand replay of the webcast will be available by 3 p.m. on January 27 and will continue for 12 months. To hear a recording of the conference call by telephone, please call 855-859-2056 (international: 404-537-3406); passcode 22028571. The phone replay will be available from 3 p.m. January 27 through March 3, 2016.

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EXHIBIT A
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Fourth Quarter		Variance
	2015	2014	$	%
Revenue	$7,809	$8,362	$(553)	(6.6)%
Operating costs and expenses	6,773	7,295	522
Operating earnings	1,036	1,067	(31)	(2.9)%
Interest, net	(19)	(19)	—
Other, net	2	(3)	5
Earnings from continuing operations before income tax	1,019	1,045	(26)	(2.5)%
Provision for income tax, net	255	308	53
Earnings from continuing operations	$764	$737	$27	3.7%
Discontinued operations, net of tax	—	(36)	36
Net earnings	$764	$701	$63	9.0%
Earnings per share—basic
Continuing operations	$2.44	$2.23	$0.21	9.4%
Discontinued operations	$—	$(0.11)	$0.11
Net earnings	$2.44	$2.12	$0.32	15.1%
Basic weighted average shares outstanding	313.3	330.0
Earnings per share—diluted
Continuing operations	$2.40	$2.19	$0.21	9.6%
Discontinued operations	$—	$(0.10)	$0.10
Net earnings	$2.40	$2.09	$0.31	14.8%
Diluted weighted average shares outstanding	318.3	335.8

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EXHIBIT B
CONSOLIDATED STATEMENTS OF EARNINGS - (UNAUDITED)
DOLLARS IN MILLIONS, EXCEPT PER SHARE AMOUNTS

	Twelve Months		Variance
	2015	2014	$	%
Revenue	$31,469	$30,852	$617	2.0%
Operating costs and expenses	27,291	26,963	(328)
Operating earnings	4,178	3,889	289	7.4%
Interest, net	(83)	(86)	3
Other, net	7	(1)	8
Earnings from continuing operations before income tax	4,102	3,802	300	7.9%
Provision for income tax, net	1,137	1,129	(8)
Earnings from continuing operations	$2,965	$2,673	$292	10.9%
Discontinued operations, net of tax	—	(140)	140
Net earnings	$2,965	$2,533	$432	17.1%
Earnings per share—basic
Continuing operations	$9.23	$7.97	$1.26	15.8%
Discontinued operations	$—	$(0.41)	$0.41
Net earnings	$9.23	$7.56	$1.67	22.1%
Basic weighted average shares outstanding	321.3	335.2
Earnings per share—diluted
Continuing operations	$9.08	$7.83	$1.25	16.0%
Discontinued operations	$—	$(0.41)	$0.41
Net earnings	$9.08	$7.42	$1.66	22.4%
Diluted weighted average shares outstanding	326.7	341.3

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EXHIBIT C
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Fourth Quarter		Variance
	2015	2014	$	%
Revenue:
Aerospace	$2,142	$2,240	$(98)	(4.4)%
Combat Systems	1,524	1,614	(90)	(5.6)%
Information Systems and Technology	2,161	2,468	(307)	(12.4)%
Marine Systems	1,982	2,040	(58)	(2.8)%
Total	$7,809	$8,362	$(553)	(6.6)%
Operating earnings:
Aerospace	$410	$412	$(2)	(0.5)%
Combat Systems	234	271	(37)	(13.7)%
Information Systems and Technology	230	212	18	8.5%
Marine Systems	172	193	(21)	(10.9)%
Corporate	(10)	(21)	11	52.4%
Total	$1,036	$1,067	$(31)	(2.9)%
Operating margin:
Aerospace	19.1%	18.4%
Combat Systems	15.4%	16.8%
Information Systems and Technology	10.6%	8.6%
Marine Systems	8.7%	9.5%
Total	13.3%	12.8%

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EXHIBIT D
REVENUE AND OPERATING EARNINGS BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

	Twelve Months		Variance
	2015	2014	$	%
Revenue:
Aerospace	$8,851	$8,649	$202	2.3%
Combat Systems	5,640	5,732	(92)	(1.6)%
Information Systems and Technology	8,965	9,159	(194)	(2.1)%
Marine Systems	8,013	7,312	701	9.6%
Total	$31,469	$30,852	$617	2.0%
Operating earnings:
Aerospace	$1,706	$1,611	$95	5.9%
Combat Systems	882	862	20	2.3%
Information Systems and Technology	903	785	118	15.0%
Marine Systems	728	703	25	3.6%
Corporate	(41)	(72)	31	43.1%
Total	$4,178	$3,889	$289	7.4%
Operating margin:
Aerospace	19.3%	18.6%
Combat Systems	15.6%	15.0%
Information Systems and Technology	10.1%	8.6%
Marine Systems	9.1%	9.6%
Total	13.3%	12.6%

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EXHIBIT E
CONSOLIDATED BALANCE SHEETS - (UNAUDITED)
DOLLARS IN MILLIONS

	December 31, 2015	December 31, 2014
ASSETS
Current assets:
Cash and equivalents	$2,785	$4,388
Accounts receivable	3,446	4,050
Contracts in process	4,357	4,591
Inventories	3,366	3,221
Other current assets	617	1,157
Total current assets	14,571	17,407
Noncurrent assets:
Property, plant and equipment, net	3,466	3,329
Intangible assets, net	763	912
Goodwill	11,443	11,731
Other assets	1,754	1,958
Total noncurrent assets	17,426	17,930
Total assets	$31,997	$35,337
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Short-term debt and current portion of long-term debt	$501	$501
Accounts payable	1,964	2,057
Customer advances and deposits	5,674	7,335
Other current liabilities	4,306	3,858
Total current liabilities	12,445	13,751
Noncurrent liabilities:
Long-term debt	2,898	3,392
Other liabilities	5,916	6,365
Total noncurrent liabilities	8,814	9,757
Shareholders' equity:
Common stock	482	482
Surplus	2,730	2,548
Retained earnings	23,204	21,127
Treasury stock	(12,392)	(9,396)
Accumulated other comprehensive loss	(3,286)	(2,932)
Total shareholders' equity	10,738	11,829
Total liabilities and shareholders' equity	$31,997	$35,337

Note: Prior period information has been restated to reflect the reclassification of debt issuance costs from other assets to debt in accordance with Accounting Standards Update (ASU) 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.

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EXHIBIT F
CONSOLIDATED STATEMENTS OF CASH FLOWS - (UNAUDITED)
DOLLARS IN MILLIONS

	Twelve Months Ended
	December 31, 2015	December 31, 2014
Cash flows from operating activities—continuing operations:
Net earnings	$2,965	$2,533
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation of property, plant and equipment	366	375
Amortization of intangible assets	116	121
Equity-based compensation expense	110	128
Excess tax benefit from equity-based compensation	(77)	(83)
Deferred income tax provision	167	136
Discontinued operations, net of tax	—	140
(Increase) decrease in assets, net of effects of business acquisitions:
Accounts receivable	604	330
Contracts in process	231	281
Inventories	(156)	(303)
Increase (decrease) in liabilities, net of effects of business acquisitions:
Accounts payable	(89)	(161)
Customer advances and deposits	(1,756)	691
Other current liabilities	(83)	(246)
Other, net	101	(214)
Net cash provided by operating activities	2,499	3,728
Cash flows from investing activities:
Capital expenditures	(569)	(521)
Maturities of held-to-maturity securities	500	—
Purchases of held-to-maturity securities	—	(500)
Proceeds from sales of assets	291	102
Purchases of available-for-sale securities	(123)	(136)
Sales of available-for-sale securities	122	135
Maturities of available-for-sale securities	6	4
Other, net	(27)	(186)
Net cash provided (used) by investing activities	200	(1,102)
Cash flows from financing activities:
Purchases of common stock	(3,233)	(3,382)
Dividends paid	(873)	(822)
Repayment of fixed-rate notes	(500)	—
Proceeds from stock option exercises	268	547
Other, net	79	82
Net cash used by financing activities	(4,259)	(3,575)
Net cash (used) provided by discontinued operations	(43)	36
Net decrease in cash and equivalents	(1,603)	(913)
Cash and equivalents at beginning of year	4,388	5,301
Cash and equivalents at end of year	$2,785	$4,388

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EXHIBIT G
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

	Fourth Quarter 2015		Fourth Quarter 2014
Other Financial Information (a):
Return on equity (b)	26.4%		20.2%
Debt-to-equity (c)	31.7%		32.9%
Debt-to-capital (d)	24.0%		24.8%
Book value per share (e)	$34.31		$35.61
Total taxes paid	$95		$446
Company-sponsored research and development (f)	$94		$101
Shares outstanding	312,987,277		332,164,097

Non-GAAP Financial Measures (a):
	2015		2014
	Fourth Quarter	Twelve Months	Fourth Quarter	Twelve Months
Free cash flow from operations:
Net cash provided by operating activities	$329	$2,499	$(70)	$3,728
Capital expenditures	(209)	(569)	(184)	(521)
Free cash flow from operations (g)	$120	$1,930	$(254)	$3,207

Return on invested capital:
Earnings from continuing operations		$2,965		$2,673
After-tax interest expense		64		67
After-tax amortization expense		75		79
Net operating profit after taxes		3,104		2,819
Average invested capital		17,858		18,673
Return on invested capital (h)		17.4%		15.1%

Notes describing the calculation of the other financial information and a reconciliation of non-GAAP financial measures are on the following page.

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EXHIBIT G (cont.)
PRELIMINARY FINANCIAL INFORMATION - (UNAUDITED)
DOLLARS IN MILLIONS EXCEPT PER SHARE AMOUNTS

(a)
Prior period information has been restated to reflect the reclassification of debt issuance costs from other assets to debt in accordance with ASU 2015-03, Interest - Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs.

(b)	Return on equity is calculated by dividing earnings from continuing operations for the latest 12-month period by our average equity during that period.

(c)	Debt-to-equity ratio is calculated as total debt divided by total equity as of the end of the period.

(d)	Debt-to-capital ratio is calculated as total debt divided by the sum of total debt plus total equity as of the end of the period.

(e)	Book value per share is calculated as total equity divided by total outstanding shares as of the end of the period.

(f)	Includes independent research and development and Aerospace product-development costs.

(g)
We believe free cash flow from operations is a useful measure for investors because it portrays our ability to generate cash from our businesses for purposes such as repaying maturing debt, funding business acquisitions, repurchasing our common stock and paying dividends. We use free cash flow from operations to assess the quality of our earnings and as a performance measure in evaluating management. The most directly comparable GAAP measure to free cash flow from operations is net cash provided by operating activities.

(h)
We believe return on invested capital (ROIC) is a useful measure for investors because it reflects our ability to generate returns from the capital we have deployed in our operations. We use ROIC to evaluate investment decisions and as a performance measure in evaluating management. We define ROIC as net operating profit after taxes divided by average invested capital. Net operating profit after taxes is defined as earnings from continuing operations plus after-tax interest and amortization expense. Average invested capital is defined as the sum of the average debt and shareholders' equity for the year. ROIC excludes accumulated other comprehensive loss, goodwill impairments and non-economic accounting changes as they are not reflective of our operating performance. The most directly comparable GAAP measure to net operating profit after taxes is earnings from continuing operations. After-tax interest and amortization expense is calculated using the statutory tax rate of 35 percent.

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EXHIBIT H
BACKLOG - (UNAUDITED)
DOLLARS IN MILLIONS

	Funded	Unfunded	Total Backlog	Estimated Potential Contract Value*	Total Potential Contract Value
Fourth Quarter 2015
Aerospace	$13,292	$106	$13,398	$2,437	$15,835
Combat Systems	18,398	597	18,995	5,059	24,054
Information Systems and Technology	6,827	1,755	8,582	14,702	23,284
Marine Systems	13,266	11,879	25,145	2,263	27,408
Total	$51,783	$14,337	$66,120	$24,461	$90,581
Third Quarter 2015
Aerospace	$13,459	$100	$13,559	$2,479	$16,038
Combat Systems	18,591	658	19,249	5,261	24,510
Information Systems and Technology	7,294	2,122	9,416	15,074	24,490
Marine Systems	14,391	12,127	26,518	2,734	29,252
Total	$53,735	$15,007	$68,742	$25,548	$94,290
Fourth Quarter 2014
Aerospace	$13,115	$117	$13,232	$2,734	$15,966
Combat Systems	19,292	506	19,798	5,522	25,320
Information Systems and Technology	7,070	1,539	8,609	16,115	24,724
Marine Systems	13,452	17,319	30,771	2,311	33,082
Total	$52,929	$19,481	$72,410	$26,682	$99,092

*
The estimated potential contract value represents management's estimate of our future contract value under unfunded indefinite delivery, indefinite quantity (IDIQ) contracts and unexercised options associated with existing firm contracts, including options to purchase new aircraft and long-term agreements with fleet customers, as applicable. Because the value in the unfunded IDIQ arrangements is subject to the customer's future exercise of an indeterminate quantity of orders, we recognize these contracts in backlog only when they are funded. Unexercised options are recognized in backlog when the customer exercises the option and establishes a firm order.

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EXHIBIT H-1
BACKLOG AND ESTIMATED CONTRACT VALUE - (UNAUDITED)
DOLLARS IN MILLIONS

$125,000
$100,000
$75,000
$50,000
$25,000
$0
$85,131
$77,982
$73,453
$99,092
$96,138
$95,606
$94,290
$90,581
4Q11
4Q12
4Q13
4Q14
1Q15
2Q15
3Q15
4Q15
Funded Backlog
Unfunded Backlog
Estimated Potential Contract Value

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EXHIBIT H-2
BACKLOG AND ESTIMATED CONTRACT VALUE BY SEGMENT - (UNAUDITED)
DOLLARS IN MILLIONS

Funded Backlog	Unfunded Backlog	Estimated Potential Contract Value

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EXHIBIT I
FOURTH QUARTER 2015 SIGNIFICANT ORDERS (UNAUDITED)
DOLLARS IN MILLIONS
We received the following significant orders during the fourth quarter of 2015:
Combat Systems

•	$595 to produce over 300 armored personnel carriers (APCs) for the Danish Defence Acquisition and Logistics Organization.

•	$75 from the U.S. Army for contractor logistics support and training on the Abrams main battle tank and Heavy Equipment Recovery Combat Utility Lifting Extraction System (HERCULES) vehicle programs.
Information Systems and Technology

•	$270 from the U.S. Navy to provide fire control system modifications for ballistic-missile (SSBN) and guided-missile (SSGN) submarines.

•	$180 from the Canadian Department of National Defence for the procurement of components for a fleet of CP140 aircraft and the upgrade of data management software for the aircraft.

•	$50 to upgrade the Canadian Forces' existing fleet of Combat Net Radios.

•
An IDIQ contract from the U.S. Air Forces Central Command to provide communication systems technical support services in Asia. The contract has a maximum potential value of approximately $450 over five years if all options are exercised.

Marine Systems

•	$175 from the Navy for design work on the Ohio-class submarine replacement program.

•	$95 from the Navy for development studies, design services and lead-yard services in support of the Virginia-class submarine program.

•	$65 from the Navy for planning yard services for the DDG-51 destroyer and the FFG-7 Oliver Hazard Perry-class frigate programs.

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EXHIBIT J
AEROSPACE SUPPLEMENTAL DATA - (UNAUDITED)

	Fourth Quarter		Twelve Months
	2015	2014	2015	2014
Gulfstream Green Deliveries (units):
Large-cabin aircraft	25	28	112	115
Mid-cabin aircraft	12	10	35	29
Total	37	38	147	144
Gulfstream Outfitted Deliveries (units):
Large-cabin aircraft	31	33	120	117
Mid-cabin aircraft	7	9	34	33
Total	38	42	154	150
Pre-owned Deliveries (units):	2	—	7	3

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